EXHIBIT 23

Consent of Independent Auditors

The Board of Directors of PepsiCo, Inc.

We consent to incorporation by reference in the Registration Statements listed below of PepsiCo, Inc. of our report dated February 9, 2004, relating to the consolidated balance sheet of PepsiCo, Inc. and Subsidiaries as of December 28, 2002 and December 29, 2001 and the related consolidated statements of income, cash flows and shareholders’ equity for each of the years in the three-year period ended December 27, 2003, which report appears in the December 27, 2003 annual report on Form 10-K of PepsiCo, Inc. Our report refers to a change in the method of accounting in 2003 for stock compensation expense and a change in the method of accounting in 2002 for goodwill and other intangible assets.

Description, Registration Statement Number

Form S-3

–	PepsiCo SharePower Stock Option Plan for PCDC Employees, 33-42121
–	$32,500,000 Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds, 33-53232
–	Extension of the PepsiCo SharePower Stock Option Plan to Employees of Snack Ventures Europe, a joint venture between PepsiCo Foods International and General Mills, Inc., 33-50685
–	$4,587,000,000 Debt Securities and Warrants, 33-64243
–	$500,000,000 Capital Stock, 1 2/3 cents par value, 333-56302

Form S-4

–	330,000,000 Shares of Common Stock, 1 2/3 cents par value and 840,582 Shares of Convertible Stock, no par value, 333-53436

Form S-8

–	PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509
–	PepsiCo SharePower Stock Option Plan, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731, 33-66150 & 333-109513
–	Director Stock Plan, 33-22970 & 333-110030
–	1979 Incentive Plan and the 1987 Incentive Plan, 33-19539
–	1994 Long-Term Incentive Plan, 33-54733
–	PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 & 333-109514
–	1979 Incentive Plan, 2-65410
–	PepsiCo, Inc. Long Term Savings Program, 2-82645,33-51514 & 33-60965
–	PepsiCo 401(K) Plan, 333-89265
–	PepsiCo Puerto Rico 1165(e) Plan, 333-56524
–	Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), 333-65992
–	The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632
–	The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634
–	The PepsiCo 401(k) Plan for Salaried Employees, 333-76196
–	The PepsiCo 401(k) Plan for Hourly Employees, 333-76204
–	The PepsiCo Share Award Plan, 333-87526

KPMG LLP

New York, New York

March 3, 2004